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                                                                  EXHIBIT 10.15

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                                   AIRCRAFT

                                OPERATING LEASE

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1.0     DATE AND PARTIES

        1.1 Date. This aircraft operating lease (this "lease") is effective March 14, 1995.

        1.2     Parties. The parties to this lease are:

                A. Ting Hong Oceanic Enterprises Co., Ltd. ("Ting Hong") Kaohsiung Fishery Building
                        Room 101-8 No. 3 East 2nd Road
                        Chien Chen Fish Port
                        Kaohsiung, Taiwan
                        R.O.C.
                        Phone: 07-8227601
                        Fax:   07-8416155

                B.      Kitty Hawk Aircargo, Inc. ("Kitty Hawk")
                        Attention: Mr. T. James Reeves, President
                        P.O. Box 612787
                        1515 West 20th
                        DFW Airport, Texas 75261
                        U.S.A.
                        Phone: (214) 456-2200
                        Fax:   (214) 456-2210

2.0     RECITATIONS

        2.1 KITTY HAWK. Kitty Hawk holds a U.S. FAA Part 121 air-carrier certificate and related DOT authority under which it operates cargo aircraft in lease service.

        2.2 TING HONG. Ting Hong wishes to lease a cargo aircraft under operating lease.

        2.3 PURPOSE. Kitty Hawk will provide and Ting Hong will obtain aircraft services under this lease.


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3.0     COVENANTS, REPRESENTATIONS AND WARRANTIES

        3.1     LEASED AIRCRAFT

                A. Kitty Hawk shall operate under this lease one Boeing 727-200 aircraft with a maximum gross cargo payload of 55,000 lbs., equipped with Pratt & Whitney JT8D-15 engines, configured with twelve cargo-pallet positions and two belly holds (the "leased aircraft").

                B. The initial leased aircraft shall be Boeing 727-200 aircraft, serial no. 20995, U.S. registration no. 854AA (the "initial aircraft").

                C. Kitty Hawk may from time to time, for maintenance, operating or other reasons, and without charge to Ting Hong for flight hours or other expenses incurred in the substitution, substitute another aircraft (a "substitute aircraft") of the same model, configuration, registration and certification, and of equivalent capability, in place of the initial aircraft. The term "leased aircraft" shall refer to the initial aircraft and to any substitute aircraft while any of them is operated under this lease.

                D. Kitty Hawk represents and warrants to Ting Hong that (i) the initial aircraft has an FAA airworthiness certificate and has all required U.S. governmental authority to carry general cargo for hire in the U.S., and that (ii) to the best of Kitty Hawk's knowledge the initial aircraft is airworthy and has been maintained in all material respects in conformity with FAA requirements; and warrants that the same will be true as to any substitute aircraft. Kitty Hawk further represents and warrants that the estimates of maximum payloads on various possible routes, as set forth in Captain Ben Planchon's letter to Ting Hong, dated March 2, 1995, a copy of which is Exhibit A, are accurate for normal atmospheric conditions that do not require unusual fuel loads for safe and proper operations. KITTY HAWK MAKES NO OTHER REPRESENTATION OR WARRANTY THAT ANY LEASED AIRCRAFT IS IN ANY RESPECT SUITABLE FOR THE PURPOSES OF THIS LEASE.

                E. Without relying upon any representation by Kitty Hawk except those is subparagraph 3.1(D), Ting Hong has determined that a Boeing 727-200 in the cargo configuration described in subparagraph 3.1(A) is suitable for the application and routes that Ting Hong contemplates under this lease.

        3.2 OPERATIONS. Kitty Hawk shall position the leased aircraft to Saipan International Airport (the "Saipan base"), and be prepared at the commencement of the lease to begin cargo service under the lease. During the term of the lease, Kitty Hawk shall


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operate the leased aircraft solely for carriage of light general cargo tendered by Ting Hong, including perishable seafood, on schedules and routes within the South Pacific/Indonesia area (the "South Pacific operating area") in which Ting Hong requires aircraft service, as directed from time to time by Ting Hong, except that (i) all schedules shall be within commercially-reasonable performance capabilities of the leased aircraft, (ii) Ting Hong shall give to Kitty Hawk notice of schedule and routing requirements no later than 48 hours before each required aircraft movement, (iii) Ting Hong shall not change schedule or routing requirements less than 8 hours before aircraft departure, and (iv) all routes, airports, loading, operating and flying conditions shall be subject to the reasonable approval of Kitty Hawk's operating personnel.
Kitty Hawk shall not be required to operate the leased aircraft an any respect that violates U.S. law, rules and regulations; the law, rules and regulations of any other country; Kitty Hawk's operations and maintenance programs; or the dictates of good operating practice.

        3.3 U.S. AUTHORITY. Kitty Hawk represents and warrants to Ting Hong that it holds, and promises that it shall maintain in effect throughout the lease, at Kitty Hawk's sole expense, all U.S. governmental authority for it to operate the leased aircraft for hire in carrying cargo within the South Pacific operating area.

        3.4 SOUTH PACIFIC AREA AUTHORITY. Ting Hong represents, warrants and covenants to Kitty Hawk that Ting Hong holds or shall obtain, and shall maintain in effect throughout this lease, at Ting Hong's sole expense, all non-U.S. governmental authority required to enable Kitty Hawk's operation of the leased aircraft in the South Pacific operating area as may be required under this lease, without change of registration of the leased aircraft, and without Kitty Hawk's being required to pay any fee related to such authorization; so long as Kitty Hawk maintains and operates the leased aircraft in accordance with FAA and DOT requirements, and at no material cost timely submits such applications and documentation as are requested by Ting Hong.

        3.5     TERM. The term of this lease shall commence on the earlier of
(i) the day forty-five days after the day Kitty Hawk receives the initial payment under paragraph 3.11(B), or (ii) the first day that the leased aircraft is dispatch ready at the Saipan base; and shall end at midnight GMT on the first anniversary of the commencement date.

        3.6     PERFORMANCE.

                A. Kitty Hawk shall make the leased aircraft dispatch ready at the Saipan base no later than forty-five days after the day Kitty Hawk receives the initial payment under paragraph 3.11(B). Thereafter throughout the lease Kitty Hawk shall exert its best efforts to maintain the leased aircraft in dispatch-ready condition, with properly-rested and qualified flight crew on hand, for all scheduled flights.

                B. Throughout the lease Kitty Hawk shall exert its best efforts to perform all scheduled flights to arrive at each scheduled destination no later than 15 minutes after the scheduled arrival time.




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                                                                        3/13/95

                C. Kitty Hawk shall be responsible for arrival delays of more than 15 minutes from schedule, and for any unavailability of the leased aircraft, caused by maintenance failure of any type or crew failure of any kind.

                D. Kitty Hawk shall not be responsible for arrival delays or unavailability of the leased aircraft caused by:

                        1. weather conditions being below operating minimums at departure, destination or alternate airport;

                        2. any other weather conditions, unless the aircraft could have flown in such conditions in the absence of a maintenance failure;

                        3. departure delays attributable to completion of positioning of cargo on the aircraft less than 15 minutes prior to scheduled departure, or to inaccuracy of weight or deficiency in documentation or packaging of cargo;

                        4. departure delays attributable to fueling delays beyond Kitty Hawk's reasonable control;

                        5. air-traffic control or other governmental delays;

                        6. damage to the leased aircraft by Ting Hong or its agents, by loading or unloading personnel, or by ground equipment; or

                        7. acts of God, fire, flood, strike, labor dispute, riot, insurrection, war, or any other cause beyond Kitty Hawk's reasonable control.

                E. If the leased aircraft is unavailable on any day for which there are scheduled operations, and the unavailability is because of a maintenance failure or a crew unavailability of any kind, then the guaranteed aggregate flight hours for the term of the lease under paragraph 3.11(F) shall be reduced by the number of flight hours scheduled for such day and not flown.

                F. If the leased aircraft fails in any calendar month during the term of the lease to achieve a minimum level of 95% on-time arrival, excluding delays for causes listed in subparagraph 3.6(D), Ting Hong may terminate the lease by giving 30 days' advance notice to Kitty Hawk.

        3.7     CHARACTER, PACKAGING, DOCUMENTATION OF CARGO; CARGO LOSS
LIMITATIONS.

                A. Ting Hong shall only tender to Kitty Hawk cargo that can be transported lawfully.




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                B.      Ting Hong shall cause all cargo to be prepared, packed,
                        and loaded so as to endure safe transportation by ordinary handling. Kitty Hawk shall have no responsibility for packaging or repackaging of cargo. Ting Hong shall provide all necessary or appropriate shipping documentation, and shall provide Kitty Hawk timely and accurate weights on all items tendered for transportation.

                C. Kitty Hawk may reject any item that in the reasonable opinion of Kitty Hawk's flight crew is improperly loaded or in condition such that it could damage the leased aircraft. However, such right of rejection is not intended or to be construed to relieve Ting Hong of any obligation properly to inspect, prepare, protect, pack, mark and document items for shipment, or to impose any liability or obligation upon Kitty Hawk.

                D. Ting Hong intends to use the leased aircraft predominantly to carry its own fresh seafood. Such cargo can be very valuable, and is inherently fragile and perishable. Loss or damage to such cargo can result from many unrelated causes, including delayed or incorrect handling, storage, packaging, loading, unloading, and ultimate delivery. A transportation delay for any reason can result in material loss of value of such cargo. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TING HONG RELIEVES AND RELEASES KITTY HAWK OF ANY OBLIGATION TO TING HONG FOR UNINTENDED DAMAGE TO OR LOSS OF ANY CARGO CARRIED UNDER THIS LEASE, WHETHER OR NOT CAUSED BY NEGLIGENCE OF ANY CHARACTER, THAT EXCEEDS THE DAMAGE OR LOSS THAT MIGHT HAVE BEEN SUFFERED BY NON-PERISHABLE GENERAL CARGO FROM DELAY OR OTHER PERFORMANCE FAILURE, ACTION OR INACTION BY KITTY HAWK. TING HONG SHALL INDEMNIFY KITTY HAWK AND HOLD IT HARMLESS AGAINST LIABILITY, LOSS AND COST OF DEFENSE UPON ALL CLAIMS FOR UNINTENDED DAMAGE TO OR LOSS OF ANY CARGO CARRIED UNDER THIS LEASE, WHETHER OR NOT CAUSED BY NEGLIGENCE OF ANY CHARACTER, THAT EXCEEDS THE DAMAGE OR LOSS THAT MIGHT HAVE BEEN SUFFERED BY NON-PERISHABLE GENERAL CARGO FROM DELAY OR OTHER PERFORMANCE FAILURE, ACTION OR INACTION BY KITTY HAWK.

        3.8 KITTY HAWK'S PAYMENTS. Kitty Hawk shall pay its costs and expenses of ownership of the leased aircraft; for salaries, housing at the Saipan base, and standard employee benefits for flight and maintenance crews; for insurance, maintenance, fuel and oil on vehicles supplied by Ting Hong under paragraph 3.9(K); for flight and maintenance crew use; for costs and expenses of maintenance, parts and labor for the leased aircraft; for aircraft hull, liability and war risk insurance upon the leased aircraft; for aircraft inflight communications fees; for flight crew housing costs for all overnight stays away from the Saipan base caused by maintenance failure of any type or crew failure of any kind; for fuel for aircraft operations for non-revenue maintenance tests and for flight crew training


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flights required by Kitty Hawk; for taxes attributable to Kitty Hawk's net income from the lease; and for the costs and expenses of dispatching the leased aircraft.

        3.9 Ting Hong's Payments in Addition to Rent. Ting Hong shall be responsible for and timely pay the following costs and expenses incurred in operation of the leased aircraft under this lease:

                A.      aircraft ground handling, loading and unloading;

                B. fuel, oil, fluids and lubricants; except fuel for aircraft operations for non-revenue maintenance tests and for flight crew training flights required by Kitty Hawk;

                C.      aircraft landing fees and parking fees;

                D.      aircraft overflight fees;

                E.      approach and departure fees;

                F.      customs and immigration fees or charges;

                G. any excise or sales taxes imposed by an government in the South Pacific operating area, excluding U.S., upon rent payments under this lease;

                H. hotel accommodations for flight crew for all overnight stays away from the Saipan base, if such stays are caused by scheduling or are requested by Ting Hong;

                I. a lockable and secure storage facility at the Saipan base for storage of aircraft parts and maintenance equipment; and

                J. one automobile for the sole use by each Kitty Hawk flight crew at the Saipan base, and one truck for the sole use by the maintenance crew at the Saipan base.

        3.10 Liens Attributable to Ting Hong. Ting Hong shall not permit any lien, claim or encumbrance to be created or to exist against the leased aircraft as a result of any claim against Ting Hong or as a result of nonpayment of any cost or expense that is to be paid by Ting Hong under paragraph 3.9.

        3.11    Rental Payments.

                A. Ting Hong shall pay to Kitty Hawk rent of [BLACKOUT] for each of the first 1,800 flight hours of use of the leased aircraft under this lease, and rent of [BLACKOUT] for each flight hour in excess of 1,800 flight hours before April 16, 1996 (a "flight hour" is an hour of airborne operation of the



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                        leased aircraft during the term of this lease, with time
                        of each flight operation beginning when the aircraft takes off for purposes of flight and ending when the aircraft touches down at its next landing; except that flight hours do not include time of operation for non-revenue maintenance tests and for flight crew training flights required by Kitty Hawk, and that flight hours do not include flight hours for positioning the initial aircraft from DFW to the Saipan base).

                B. Ting Hong shall no later than March 14, 1995, pay in advance to Kitty Hawk:

                        1. a positioning deposit of [BLACKOUT] (the "positioning deposit") to pay Kitty Hawk's actual costs and expenses (the "positioning costs") of first positioning the initial aircraft from DFW to the Saipan base at the commencement of the lease (Kitty Hawk shall report its positioning costs to Ting Hong at the commencement of the lease, Kitty Hawk shall at the commencement of the lease repay to Ting Hong any amount by which the positioning deposit exceeds the positioning costs, and Kitty Hawk shall be solely responsible for positioning costs in excess of [BLACKOUT] and in case of any delay in positioning caused by mechanical problems, Kitty Hawk shall be responsible for all extra expense such as crew accommodations and overnight parking fees attributable to such delay);

                        2. livery fees of $4,000.00 to reimburse Kitty Hawk for one repainting of the leased aircraft; and

                        3. [BLACKOUT] as a prepayment of rental for 120 flight hours of the leased aircraft.

                C. Ting Hong shall no later than May 25, 1995, pay to Kitty Hawk:

                        1. [BLACKOUT] as a prepayment of rental for an additional 120 flight hours of the leased aircraft; and

                        2. if the aircraft operated more than 120 flight hours from the commencement date through April 30, 1995, then [BLACKOUT] for each such excess flight hour.

                D. Ting Hong shall no later than June 25, 1995, and no later than the twenty-fifth day of each calendar month thereafter, pay to Kitty Hawk:

                        1. [BLACKOUT] as a prepayment of rental for an additional 120 flight hours of the leased aircraft; and

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                                   COMMISSION

                        2. if the aircraft operated more than 120 flight hours during the preceding calendar month, then rent for each excess flight hour.

                E. Ting Hong shall no later than April 25, 1996, pay to Kitty Hawk a nonrefundable repositioning fee of [BLACKOUT] which shall be Kitty Hawk's full compensation and reimbursement of all costs and expenses of repositioning the leased aircraft from the Saipan base to DFW at the end of the lease.

                F. Ting Hong guarantees to pay Kitty Hawk for at least 1,800 flight hours during the term of this lease, and if at the end of this lease the aggregate flight hours for which Ting Hong has paid Kitty Hawk is less than 1,800, then Ting Hong shall pay additional rent equal to such shortfall.

                G.      At the end of the full term of the lease, when Ting
                        Hong has fully complied with its payment and indemnity obligations under the lease, or if the lease is terminated before the end of its term, Kitty Hawk shall promptly reimburse to Ting Hong the amount of any unused prepaid rental, without interest.

                H. All payments by Ting Hong to Kitty Hawk under this lease shall be by wire transfer to Kitty Hawk's account, as follows:

                        Bank One, Texas, N.A.
                        Dallas, Texas, U.S.A.
                        ABA number:  111000614
                        Account of:  Kitty Hawk Aircargo, Inc.-
                          Operating Account
                        Account number:  0100128206

        3.12 INSURANCE. Kitty Hawk shall throughout the term of this lease maintain in effect aircraft all-risk liability insurance of at least $20 million combined single limit coverage, which shall include coverage for liability for bodily injury and property damage, shall extend to Ting Hong as an additional insured, and shall not be cancelable without 30 days' advance written notice to Ting Hong. Kitty Hawk shall within five days after the execution of this lease deliver to Ting Hong a certificate evidencing such insurance, and if requested by Ting Hong, copies of insurance policies and endorsements providing such coverage.

        3.13 EXCLUSION OF WARRANTIES, LIMITATION OF DAMAGES, AND PARTIAL RELEASE. Except for Kitty Hawk's express warranties elsewhere in this lease, KITTY HAWK WITH TING HONG'S CONSENT DENIES AND EXCLUDES ALL WARRANTIES, EXPRESS AND IMPLIED, STATUTORY AND OTHERWISE, INCLUDING WITHOUT LIMITATION THAT THE LEASED AIRCRAFT IS OR WILL BE FIT FOR ANY PURPOSE. NEITHER KITTY HAWK NOR TING HONG SHALL HAVE ANY RESPONSIBILITY TO THE OTHER FOR ANY INCIDENTAL, RESULTANT, OR CONSEQUENTIAL DAMAGES OF ANY KIND. TING HONG IRREVOCABLY WAIVES AND RELEASES ALL TORT CLAIMS


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AGAINST KITTY HAWK ARISING OUT OF ACTIONS OR OMISSIONS OF KITTY HAWK UNDER THIS
LEASE EXCEPT THOSE CAUSED BY KITTY HAWK'S GROSS NEGLIGENCE OR WILLFUL
MISCONDUCT.

        3.14 Ownership and Control of Leased Aircraft and Rights of Movement. This lease grants to Ting Hong no rights of ownership, control or operation of any leased aircraft. Kitty Hawk shall at all times retain and exercise all rights of operation and movement of the leased aircraft.

        3.15 Denial of Agency and Joint Venture. Kitty Hawk has no agency, joint venture or partnership relationship with Ting Hong, and neither this lease nor performance under it shall be deemed or construed to create an agency or joint venture relationship. Neither Kitty Hawk nor Ting Hong shall have the right under this lease to supervise, direct or control any employee of the other in any manner or for any purpose.

        3.16 Kitty Hawk Default. If Kitty Hawk materially fails to comply with any of its obligations under this lease; and if Kitty Hawk fails to remedy such default within ten business days after Ting Hong gives to Kitty Hawk notice of such default, then Ting Hong may without prejudice to any claim against Kitty Hawk terminate this lease for cause upon ten business days' advance notice to Kitty Hawk.

        3.17 Early Termination of Lease; Limitation of Damages. If Ting Hong terminates this lease under the provisions of subparagraph 3.6(F) or paragraph 3.16, Kitty Hawk shall end operations of the leased aircraft under this lease at the termination date. IN NO EVENT SHALL KITTY HAWK BE RESPONSIBLE IN DAMAGES FOR ANY BREACH OF THIS LEASE IN AN AMOUNT EXCEEDING IN THE AGGREGATE MORE THAN
(I) ONE-HALF OF ALL LEASE PAYMENTS EARNED BY KITTY HAWK UNDER THE LEASE TO THE DATE OF TERMINATION, PLUS (II) THE RETURN OF ANY UNEARNED ADVANCE LEASE DEPOSITS.

        3.18 Ting Hong Default. If Ting Hong fails timely to deliver rental payments, Kitty Hawk may without notice suspend operations of the leased aircraft under this lease; or if Ting Hong fails timely and materially to comply with any of its other performance, payment or indemnity obligations under this lease, and fails to remedy such default within ten business days of Kitty Hawk's giving notice of such default; then Kitty Hawk may without prejudice to any claim against Ting Hong terminate this lease for cause, permanently cease operations under this lease, and return the leased aircraft to the U.S.

        3.19    Other Representations and Warranties.

                A.      Ting Hong represents and warrants to Kitty Hawk that:

                        1. Ting Hong is a limited liability company that has been duly formed and is in good standing under the laws of The Republic of China, which has authority to execute, deliver and perform its obligations under this lease.


                        2. Ting Hong's execution, delivery and performance under this lease have been duly authorized by all requisite action, and this


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                                lease, including without limitation the
                                arbitration provisions of paragraph 4.4, is in all respects enforceable against Ting Hong in accordance with its terms.

                B.      Kitty Hawk represents and warrants to Ting Hong that:

                        1. Kitty Hawk is a corporation that has been duly formed and is in good standing under the laws of the State of Texas, which has authority to execute, deliver and perform its obligations under this lease.

                        2. Kitty Hawk's execution, delivery and performance under this lease have been duly authorized by all requisite action, and this lease, including without limitation the arbitration provisions of paragraph 4.4, is in all respects enforceable against Kitty Hawk in accordance with its terms.

        3.20    INDEMNITIES.

                A. Kitty Hawk shall indemnify Ting Hong and hold it harmless from and against liability, loss and cost of defense:

                        1. attributable to breach by Kitty Hawk of any of its representations and warranties in this lease, or of its representation, warranty and covenant under paragraph 3.3; or

                        2. upon any claim that is the responsibility of Kitty Hawk under paragraph 3.8.

                B. Ting Hong shall indemnify Kitty Hawk and hold it harmless from and against liability, loss and cost of defense:

                        1. attributable to breach by Ting Hong of any of its representations and warranties in this lease, or of its representation, warranty and covenant under paragraph 3.4;

                        2. upon any claim that is the responsibility of Ting Hong under paragraph 3.9; or

                        3. attributable to breach by Ting Hong of any of its obligations under paragraph 3.10.

        3.21 OPINION OF COUNSEL; EVIDENCE OF ABILITY TO PERFORM INDEMNITIES. Ting Hong shall within ten days after execution of this lease deliver to Kitty Hawk (i) an option of counsel, in form and substance reasonably acceptable to Kitty Hawk, expressing favorable opinions as to the matters warranted by Ting Hong under paragraphs 3.4 and 3.19(A); and (ii) evidence reasonably satisfactory to Kitty Hawk that it has and will during the term of

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this lease maintain the financial ability to perform its indemnity obligations under paragraph 3.20(B), or deliver a guaranty of those indemnity obligations in form and substance reasonably acceptable to Kitty Hawk. If either condition is not satisfied, Kitty Hawk may terminate this lease by notice to Ting Hong, and if it does so shall promptly return to Ting Hong any payments that it has then received from Ting Hong, less any cost or expense incurred by Kitty Hawk to such time in connection with this lease, after which neither party shall have further obligation under this lease.

4.0     GENERAL PROVISIONS

        4.1 AMENDMENTS. To amend this lease, Kitty Hawk and Ting Hong must sign a written amendment that identifies by paragraph number the provision that it purports to amend. No noncomplying course of dealing shall be construed to amend this lease.

        4.2 NOTICES. All notices under this lease must be in writing. Notices may be given by DHL or Federal Express delivery, facsimile, telegram, telex or other delivery to a party at its notice address in paragraph 1.2. Notices given by DHL or Federal Express, fees prepaid, addressed to the intended recipient at its notice address in paragraph 1.2, or to such other notice address as that party designates by notice to the other party, shall be deemed given five business days after deposit with DHL or Federal Express. Any notice given by other means shall be effective only when received by an executive officer of the addressee. Delivery of a notice to a Kitty Hawk flight or maintenance crew member engaged in the operating or maintaining the leased aircraft shall never be deemed giving of a notice to Kitty Hawk for purposes of this lease.

        4.3     CONSTRUCTION.

        A. Texas substantive law shall govern the effect and construction of this lease. The law of the United States, including the Federal Arbitration Act, and if and to the extent applicable the Convention on the Recognition and Enforcement of Foreign Arbitral Awards, shall govern the effect and enforceability of provisions of this lease concerning arbitration, jurisdiction and venue.

        B.      All dollar amounts under this lease are in U.S. dollars.

        C. A business day is any day other than a Saturday, Sunday, or legal holiday in Texas.

        D. This lease binds and benefits the parties and their respective successors and assigns.

        E. Warranties expressed in this lease shall survive investigation by any party and termination of the lease. All indemnities survive termination of the lease.


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        F.      No rule of construction resolving any ambiguity against a
                drafting party shall apply.

        G. Failure to enforce a default under this lease shall not be construed to be a waiver of such default or of any other default.

        H. This lease is the entire agreement between Kitty Hawk and Ting Hong with respect to the subject matter, and merges and supersedes all former agreements, promises or representations, whether oral or written, express or implied, that relate in any way to the subject matter.

        I. If any provision of this lease is invalid or unenforceable, the remaining provisions shall be enforceable.

        J. Titles and headings are only for convenient reference and are not to be construed in interpretation.

        K. No party may assign to another any rights under this lease without the written consent of the other party.

        L. If any provision of this lease is invalid or ineffective for any reason, the remaining provisions shall nevertheless be effective.

        M.      Exhibit A is attached to this agreement for identification.

        4.4 BINDING AGREEMENT TO ARBITRATE DISPUTES. Any controversy or claim arising out of or relating to this lease, or to any breach of this lease, shall be settled exclusively by arbitration under the International Arbitration Rules of the American Arbitration Association; but the locale of any such arbitration shall be in Dallas County, Texas; arbitrators shall be nationals of the United States; and the language of the arbitration shall be English. Any suit to require arbitration under this lease, or to enforce judgment upon an arbitration award, must be brought in the United States District Court for the Northern District of Texas. The parties acknowledge that this lease shall be deemed to be executed in Dallas County, Texas, and that this lease will be partially performed in Dallas County, Texas. A prevailing party in litigation to require arbitration, in arbitration, or in litigation to enforce an arbitration award shall be entitled to recover reasonable attorneys' fees and costs.



                                          KITTY HAWK AIRCARGO, INC.



                                          By: /s/  M. TOM CHRISTOPHER
                                             ------------------------
                                             M. Tom Christopher
                                             Chairman of the Board and
                                             Chief Executive Officer



Aircraft Operating Lease                                          Page 12 of 13

                                                                       3/13/95

                                      TING HONG OCEANIC ENTERPRISE CO., LTD.



                                      By: /s/  JANE GOANG-FEI
                                         ------------------------
                                         Jane Goang-FEI
                                         President



Aircraft Operating Lease                                          Page 13 of 13